Exhibit 32.2

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Fritz L. LaPorte, in his capacity as Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of MAKO Surgical Corp., hereby certifies that, to the best of his knowledge:

(i)	the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013 to which this Certification is attached as Exhibit 32.2 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and

(ii)	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of MAKO Surgical Corp.

May 8, 2013	By:	/s/ Fritz L. LaPorte
Fritz L. LaPorte Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of MAKO Surgical Corp. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

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